UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

SCHEDULE 14A
 (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1)

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LIFEWAY FOODS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 LIFEWAY FOODS, INC.
SUPPLEMENT TO PROXY STATEMENT

This document (this "Supplement") supplements the definitive proxy statement dated April 29, 2016 (the "Proxy Statement") filed on Schedule 14A by Lifeway Foods, Inc., an Illinois corporation (the "Company"), in connection with the Company's 2016 Annual Meeting of Shareholders to be held on June 17, 2016 at 2:00 p.m., local time (the "Annual Meeting"), at the Holiday Inn, 5300 W. Touhy Avenue, Skokie, Illinois 60077. The Proxy Statement was mailed to the Company's shareholders (the "Shareholders") on or about April 29, 2016.

Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and this Supplement should be read in conjunction with the Proxy Statement. To the extent the following information differs from, updates or conflicts with information contained in the Proxy Statement, the information contained herein controls.

Supplemental Disclosures

On June 16, 2016, the Company announced that Susie Hultquist informed the Company that she had chosen not to stand for election as a director of the Company at the Annual Meeting in order to focus on other business opportunities, including her new venture, Spokin, a native mobile app (now in the development stage) that will help users fighting food allergies to meaningfully connect. As a result, all references to Susie Hultquist as a director nominee should be removed from the Proxy Statement.

The Company's board of directors (the "Board") will consider whether to fill the vacancy on the Board or reduce the size of the Board subsequent to the Annual Meeting.

The Board does not intend to circulate updated proxy cards, as any votes with respect to Susie Hultquist will be disregarded. If a Shareholder has already submitted a proxy card, the persons named as proxies therein will vote the Shareholder's shares of common stock as indicated on the proxy card submitted. Because Susie Hultquist, however, has withdrawn herself from consideration as a nominee on the Company's slate of director nominees, the persons named as proxies on the proxy card will vote in the manner indicated on the submitted proxy card only with respect to the remaining seven director nominees unanimously recommended by the Board: (1) Ludmila Smolyansky; (2) Julie Smolyansky; (3) Pol Sikar; (4) Renzo Bernardi; (5) Paul Lee; (6) Jason Scher; and (7) Mariano Lozano.

The section of the Proxy Statement entitled "PROPOSAL ONE ELECTION OF DIRECTORS" is hereby superseded and replaced by the disclosure set forth below under the same caption.

PROPOSAL ONE
 ELECTION OF DIRECTORS

The Board currently consists of seven (7) directors, each of whom have been nominated for re-election, and one (1) vacancy.   Shareholders and their proxies cannot vote for more than eight (8) persons at the Annual Meeting.  Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected.  At the Annual Meeting, directors will be elected to serve one-year terms expiring at the next annual meeting of shareholders or until their successors are elected or until their earlier resignation or removal.

The directors shall be elected by a plurality of the Votes Cast at the Annual Meeting.  A "plurality" means that the individuals who receive the largest number of Votes Cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting.  If any nominee is not available for election at the time of the Annual Meeting (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of directors of the Company.  Certain information about the nominees to the Board is set forth below.

LUDMILA SMOLYANSKY, 66, was appointed as a Director by the Board to fill a vacancy created by an increase of the maximum number of Directors up to seven and unanimously elected as the Chairperson of the Board in November 2002. Mrs. Smolyansky has been the operator of several independent delicatessen, gourmet food distributorship businesses and imported food distributorships. Ms. Smolyansky and Michael Smolyansky founded the Company and Ms. Smolyansky served as the Company's General Manager. In 2010, Ms. Smolyansky retired as an employee of the Company and has continued to serve the Company as its Chairperson of the Board since 2002 and as a consultant since 2011. Mrs. Smolyansky currently holds no other directorships in any other reporting company. Mrs. Smolyansky is the mother of Julie Smolyansky (the President, Chief Executive Officer, and a Director of the Company) and Edward P. Smolyansky (the Chief Operating Officer, Chief Accounting Officer, Treasurer and Secretary of the Company). Mrs. Smolyansky brings many years of food industry experience to the Board.

JULIE SMOLYANSKY, 41, was appointed as a Director, and elected President and Chief Executive Officer of the Company by the Board of Directors to fill the vacancies in those positions created by the death of her father, Michael Smolyansky, in June 2002. She is a graduate with a Bachelor's degree from the University of Illinois at Chicago. Prior to her appointment, Ms. Smolyansky spent six years as the Company's Director of Sales and Marketing. Ms. Smolyansky also served as the Company's Chief Financial Officer and Treasurer from 2002 to 2004. She currently devotes as much time as necessary to the business of the Company and holds no other directorships in any other reporting company. Ms. Smolyansky is the daughter of Ludmila Smolyansky, the Chairperson of the Board and Executive Chairperson of the Board. In 2004, Ms. Smolyansky brings historical and operational expertise and experience to the Board.

POL SIKAR, 68, has been a Director of the Company since its inception in February 1986. He is a graduate with a Master's degree from the Odessa State Institute of Civil Engineering in Russia. For more than 14 years, he has been President and a major shareholder of Montrose Glass & Mirror Co., a company providing glass and mirror products to the wholesale and retail trade in the greater Chicago area. Mr. Sikar devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company. Mr. Sikar brings a historical perspective to the Board.

RENZO BERNARDI, 77, has been a Director of the Company since 1994. Mr. Bernardi is the president and founder of Renzo & Sons, Inc., a dairy and food service company which has been in business since 1969 (formerly, Renzo-Milk Distribution Systems). He has over 30 years of experience in the dairy distribution industry. Mr. Bernardi is a graduate of Instituto Teonico E Commerciale of Macomer, Sardinia. Mr. Bernardi devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company. Mr. Bernardi brings deep industry experience to the Board.

PAUL LEE, 40, was elected as a Director of the Company to fill a vacancy on the Board of Directors in July 2012. Mr. Lee is currently CEO and Co-founder at Roniin LLC. Previously, Mr. Lee was a General Partner at Lightbank LLC and was a founding member and Senior Vice President at the Peacock Equity Fund. Mr. Lee brings financial and strategic experience to the Company's Board of Directors. Mr. Lee devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company.

JASON SCHER, 41, was elected as a Director of the Company to fill a vacancy on the Board of Directors in July 2012. Mr. Scher is the Chief Operating Officer of Vosges Haut-Chocolat, currently a leading manufacturer and seller of super premium chocolate confections in the US.  Additionally he is currently a principal of a real estate development company focused on affordable housing in the Chicago Area.  Mr. Scher previously served as a principal in a New York based construction management and development company that performed work nationwide.  Mr. Scher started his career with XandO coffee bar/COSI Sandwich Bar in their real estate and construction group.  His strong leadership has been instrumental in the growth and development of the businesses that he worked in over the years.  Mr. Scher devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company. Mr. Scher brings manufacturing, financial and strategic experience to the company's board of directors.

MARIANO LOZANO, 49, has been a director of the Company since March 2015. He is an Argentine citizen and was appointed President and CEO of the Dannon Company, Inc., effective January 1, 2014. From March 2009 to December 2013, Mr. Lozano was General Manager of DANONE Brazil. Mr. Lozano started his career in various sales functions at Cerveceria y Malteria Quilmes, leader of the Argentinean beer market, and was then appointed Sales Director of Pilsbury Argentina. Mr. Lozano joined DANONE in March, 2000 as General Manager of Logistica La Serenisima S.A., in charge of sales and distribution for DANONE and La Serenisima products in Argentina. From 2004 to 2006 he was General Manager of DANONE Slovakia and from January 2006 to May 2009, General Manager of DANONE Clover (Pty) in South Africa. Mr. Lozano has been designated by DS Waters, LP (as the related successor to The Dannon Company, Inc.) to be its representative to the Board. Mr. Lozano holds an Industrial Engineer Diploma from the University of Buenos Aires, Argentina and brings deep industry experience. Mr. Lozano devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.